As filed with the Securities and Exchange Commission on December 29, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Kadmon Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	27-3576929 (I.R.S. Employer Identification No.)

450 East 29th Street
New York, NY 10016
Telephone: (212) 308-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Harlan W. Waksal, M.D.
President and Chief Executive Officer
450 East 29th Street
New York, NY 10016
Telephone: (212) 308-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael Kaplan, Esq. Sophia Hudson, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Telephone: (212) 450-4000 Fax: (212) 701-5800	Steven N. Gordon, Esq. Executive Vice President and General Counsel 450 East 29th Street New York, NY 10016 Telephone: (212) 308-3900 Fax: (212) 355-7855

From time to time after this Registration Statement is declared effective.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the

Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐	Emerging growth company ☒
(Do not check if a smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (1)(2)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee
Primary Offering:
Common Stock, par value $0.001 per share	—	—	—	—
Preferred Stock, par value $0.001 per share	—	—	—	—
Debt Securities (3)	—	—	—	—
Warrants (4)	—	—	—	—
Purchase Contracts	—	—	—	—
Units	—	—	—	—
Total Primary Offering			$150,000,000 (5)	$18,675.00 (6)
Secondary Offering:
Common Stock, par value $0.001 per share	13,016,754	(7)	$45,688,807 (8)	— (9)
Common Stock, par value $0.001 per share to be issued upon exercise of outstanding warrants	3,456,376	(7)	$12,131,880 (8)	— (9)
Common Stock, par value $0.001 per share to be issued upon conversion of 5% convertible preferred stock	2,213,548	(7)	$7,769,553 (8)	$42.88 (6)(9)
Total Secondary Offering	18,686,678	(7)	$65,590,240 (8)	— (9)
Total Offering	—	—	$215,590,240	$18,717.88 (6)

(1)

Information with respect to each class is omitted pursuant to General Instruction II.D of Form S-3. An indeterminate number and amount of the securities of each identified class to be offered at indeterminate prices is being registered pursuant to this Registration Statement with a maximum aggregate offering price not to exceed approximately $150,000,000.

(2)

Includes such indeterminate amount of securities as may be issued upon exercise, conversion or exchange of, pursuant to anti-dilution adjustments, or pursuant to a stock dividend, stock split or similar transaction with respect to securities that provide for such issuance, exercise, conversion, exchange, adjustment, stock split or similar transaction. Separate consideration may or may not be received for any of these securities.

(3)

Debt securities may be issued at an original issue discount or at a premium. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed approximately $150,000,000, less the aggregate dollar amount of all securities previously issued hereunder

(4)	The warrants covered by this Registration Statement may be debt warrants or equity warrants.
(5)	The proposed maximum aggregate offering price has been estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act.
(6)

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement include $33,769,725 of unsold shares of common stock, preferred stock, debt securities, warrants, purchase contracts or units (collectively, the “Unsold Securities”) that were previously registered pursuant to the registrant’s Registration Statement on Form S-3 (File No. 333-219712), initially effective on August 11, 2017 (the “Prior Registration Statement”), but which remain unsold as of the date of filing of this Registration Statement. Pursuant to Rule 415(a)(6) and Rule 457(p) under the Securities Act, the registrant hereby offsets the total registration fee due under this Registration Statement by $3,913.91, which represents the amount of the registration fee previously paid with respect to the Unsold Securities from the Prior Registration Statement, resulting in  a $14,761.09 registration fee due in connection with the primary offering of securities registered pursuant to this Registration Statement. The securities registered pursuant to this Registration Statement also include an additional 98,132 shares issuable upon conversion of the 5% convertible preferred stock held by the selling stockholders named herein who have piggyback registration rights under certain registration rights agreements, resulting in a $42.88 registration fee due in connection with the secondary offering of securities registered pursuant to this Registration Statement. Accordingly, the total registration fee paid in connection with the  filing of this Registration Statement is $14,803.97. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) and the updated amount of securities to be registered on this Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

(7)

With respect to the Secondary Offering, the proposed maximum offering price per share of common stock will be determined from time to time in connection with, and at the time of, sale by the holders of such securities named in the registration statement.

(8)

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act based on an average of the high and low reported sales prices of the registrant’s common stock, par value $0.001 per share, as reported on The New York Stock Exchange on December 22, 2017, of $3.58 and $3.44.

(9)

An aggregate of $2,518 of the amount of the registration fee was previously paid in connection with 1,410,310 shares of common stock, par value $0.001 per share, that were registered for resale pursuant to the registrant’s Registration Statement on Form S-1 (File No. 333-211949) filed on June 10, 2016 and which remain unsold. Additionally, an aggregate of $6,540 of the amount of the registration fee was previously paid in connection with 17,178,236 shares of common stock, par value $0.001 per share, that were registered for resale pursuant to the registrant’s Registration Statement on Form S-1 (File No. 333-217230) filed on April 10, 2017 and which remain unsold. Accordingly, pursuant to Rule 457(p) of the General Rules and Regulations under the Securities Act of 1933, as amended, $9,047 is being offset against the total registration fee due for this Registration Statement.

(10)	Calculated in accordance with Rule 457(o) under the Securities Act.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•

a base prospectus which covers the offering, issuance and sale of up to $150,000,000 of the registrant’s common stock, preferred stock, debt securities, warrants, purchase contracts and units and the sale of up to 18,686,678 shares of common stock which may be sold by certain selling stockholders; and

•

a sales agreement prospectus covering the offering, issuance and sale of up to $40,000,000 of the registrant’s shares of common stock that may be issued and sold under the Sales Agreement (the “Sales Agreement”) dated August  4, 2017 between the registrant and Cantor Fitzgerald & Co.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus. The shares of common stock that may be offered, issued and sold under the sales agreement prospectus is included in the $150,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus. Upon termination of the Sales Agreement, any portion of the $40,000,000 included in the sales agreement prospectus that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus.

The information in this prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This preliminary prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 29, 2017

PROSPECTUS

Kadmon Holdings, Inc.

$150,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Units

and

18,686,678 Shares of Common Stock Offered by the Selling Stockholders

We may offer and sell from time to time common stock, preferred stock, debt securities, warrants, purchase contracts or units. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. Specific amounts and terms of these securities will be provided in supplements to this prospectus. The aggregate initial offering price of all securities sold by us will not exceed approximately $150,000,000.

In addition, the selling stockholders named in this prospectus may from time to time offer and sell up to 18,686,678 shares of our common stock. We are registering these shares of our common stock pursuant to registration rights agreements that we entered into with certain of the selling stockholders. The selling stockholders may offer and sell their shares of our common stock in public or private transactions, or both. These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. See “Plan of Distribution” for more information on how the selling stockholders may conduct sales of their shares of our common stock. We will not receive any proceeds from any sale of these shares of our common stock by the selling stockholders.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “KDMN.” On December 22, 2017, the last sale price of our common stock as reported on the NYSE was $3.56 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 6 of this prospectus and any similar section contained in the applicable prospectus supplement or free writing prospectus concerning factors you should consider before investing in our securities.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is               ,     .

i

About This Prospectus

Except where the context otherwise requires or where otherwise indicated, the terms “Kadmon,” “we,” “us,” “our,” “our company” and “our business” refer, prior to the corporate conversion on July 26, 2016 pursuant to which Kadmon Holdings, Inc. succeeded to the business of Kadmon Holdings, LLC and its consolidated subsidiaries, and the unitholders of Kadmon Holdings, LLC became stockholders of Kadmon Holdings, Inc. (the “Corporate Conversion”), to Kadmon Holdings, LLC, and after the Corporate Conversion, to Kadmon Holdings, Inc., formed under the laws of Delaware on July 26, 2016.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $150,000,000 as described in this prospectus. In addition, under this shelf registration statement, the selling stockholders named in this prospectus may sell, from time to time, up to 18,686,678 shares of our common stock. Each time that we or the selling stockholders offer and sell securities, we will provide a prospectus supplement or free writing prospectus to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement or free writing prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

We have not, and any underwriter has not, authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any document incorporated by reference,  any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement or free writing prospectus to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

ii

Prospectus Summary

This summary highlights the more detailed information contained elsewhere or incorporated by reference in this prospectus, and does not contain all of the information that you should consider before deciding to invest in our securities. You should carefully read the entire prospectus, the applicable prospectus supplement or free writing prospectus including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement or free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Company Overview

We are a fully integrated biopharmaceutical company engaged in the discovery, development and commercialization of small molecules and biologics to address disease areas of significant unmet medical need. We are developing product candidates within autoimmune and fibrotic diseases, oncology and genetic diseases. We identify and develop our novel product candidates internally, by leveraging our research and clinical development team members, who prior to joining Kadmon brought more than 15 drugs to market and our small molecule and biologics platforms as well as by in-licensing products and product candidates. By retaining global commercial rights to our lead product candidates, we believe that we have the ability to progress these candidates ourselves while maintaining flexibility for commercial and licensing arrangements.

Our principal executive offices are located at 450 East 29th Street, New York, New York 10016, and our telephone number is (212) 308-6000. Our website address is www.kadmon.com. We make available on or through our website certain reports and amendments to those reports that we file with, or furnish to, the SEC in accordance with the Securities Exchange Act of 1934, as amended, or the Exchange Act. These include our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. We make this information available on or through our website free of charge as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The information on, or that can be accessed through, our website is not incorporated by reference into this Form S-3 Registration Statement or any other filings we make with the SEC.

Our operations to date have been focused on developing first‑in‑class innovative therapies for indications with significant unmet medical needs while leveraging our commercial infrastructure. We have never been profitable and had an accumulated deficit of $218.7 million at September 30, 2017.  Our net losses were $61.6 million and $187.4 million for the nine months ended September 30, 2017 and 2016, respectively, and $21.7 million and $117.2 million for the three months ended September 30, 2017 and 2016, respectively. Although our commercial business generates revenue, we expect to incur significant losses for the foreseeable future, and we expect these losses to increase as we continue our development of, and seek regulatory approvals for, our additional product candidates, hire additional personnel and initiate commercialization of approved products. We anticipate that our expenses will increase substantially if, or as, we:

•	invest significantly to further develop our most advanced product candidates, including KD025 and tesevatinib;
•	initiate additional clinical trials and preclinical studies for our other product candidates;
•	seek regulatory approval for our product candidates that successfully complete clinical trials;
•	continue to invest in our rho-associated coiled-coil kinase “ROCK” inhibitors and other research platforms;
•	seek to identify additional product candidates;
•	scale up our sales, marketing and distribution infrastructure and product sourcing capabilities;
•	acquire or in‑license other product candidates and technologies;
•	scale up our operational, financial and management information systems and personnel, including personnel to support our product development;
•	make milestone or other payments under any in‑license agreements;
•	maintain, expand and protect our intellectual property portfolio; or
•	operate as a public company.

On July 26, 2016, prior to the closing of our initial public offering (“IPO”), we completed a corporate conversion transaction whereby we converted from a Delaware limited liability company into a Delaware corporation and changed our name to Kadmon Holdings, Inc., which we refer to herein as the “Corporate Conversion.” As required by the Second Amended and Restated Limited Liability Company Agreement of Kadmon Holdings, LLC, the Corporate Conversion was approved by our then board of managers. In connection with the Corporate Conversion, holders of our outstanding units received one share of common stock for every 6.5 membership units held immediately prior to the Corporate Conversion, and options and warrants to purchase units became options and warrants to purchase one share of common stock for each unit underlying such options or warrants immediately prior to the Corporate Conversion, at the same aggregate exercise price in effect prior to the Corporate Conversion.

Recent Sales of Common Stock and Warrants

On March 13, 2017, we raised approximately $23.0 million in gross proceeds from the issuance of 6,767,855 shares of our common stock, at a price of $3.36 per share, and warrants to purchase 2,707,138 million shares of our common stock at an initial exercise price of $4.50 per share with a term of 13 months from the date of issuance (the “March 2017 warrants”).

In September 2017, we raised $80.4 million in gross proceeds ($75.5 million net of $4.9 million in underwriting fees, commissions and financial advisory fees) from the issuance of 26,775,000 shares of common stock and warrants to purchase 10,710,000 shares of common stock at an initial exercise price of $3.35 per share for a term of 5 years from the date of issuance at a combined price of $3.001 per share and accompanying warrant.

Forward Looking Statements

This prospectus and the documents incorporated by reference herein contain forward looking statements. All statements other than statements of historical facts contained in this prospectus may be forward looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding future capital expenditures and debt service obligations, are forward looking statements. In some cases, you can identify forward looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions.

Forward looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward looking statements. We believe that these factors include, but are not limited to, the following:

•	the initiation, timing, progress and results of our preclinical studies and clinical trials, and our research and development programs;
•	our ability to advance product candidates into, and successfully complete, clinical trials;
•	our reliance on the success of our product candidates;
•	the timing or likelihood of regulatory filings and approvals;
•	our ability to expand our sales and marketing capabilities;
•	the commercialization of our product candidates, if approved;
•	the pricing and reimbursement of our product candidates, if approved;
•	the implementation of our business model, strategic plans for our business, product candidates and technology;
•	the scope of protection that we are able to establish and maintain for intellectual property rights covering our product candidates and technology;
•	our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties;
•	costs associated with defending, if any, intellectual property infringement, product liability and other claims;
•	regulatory developments in the United States, Europe and other jurisdictions;
•	estimates of our expenses, future revenues, capital requirements and our needs for additional financing;
•	the potential benefits of strategic collaboration agreements and our ability to enter into strategic arrangements;
•	our ability to maintain and establish collaborations or obtain additional grant funding;
•	the rate and degree of market acceptance, if any, of our product candidates;
•	developments relating to our competitors and our industry, including competing therapies;
•	our ability to effectively manage our anticipated growth;
•	our ability to attract and retain qualified employees and key personnel;
•	our ability to achieve cost savings and benefits from our efforts to streamline our operations and to not harm our business with such efforts;
•	our expectations regarding the period during which we qualify as an emerging growth company under the Jumpstart Our Business Startups Act (JOBS Act);
•	statements regarding future revenue, hiring plans, expenses, capital expenditures, capital requirements and share performance;
•	litigation, including costs associated with prosecuting or defending pending or threatened claims and any adverse outcomes or settlements not covered by insurance;
•	our expected use of cash and cash equivalents and other sources of liquidity;
•	our ability to amend or refinance the 2015 Credit Agreement due June 17, 2018;
•	the future trading price of the shares of our common stock and impact of securities analysts’ reports on these prices; and/or
•	other risks and uncertainties, including those listed under the caption “Risk Factors.”

The forward looking statements in this prospectus are only predictions, and we may not actually achieve the plans, intentions or expectations included in our forward looking statements. We have based these forward looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Because forward looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward looking statements as predictions of future events. The events and circumstances reflected in our forward looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward looking statements.

Additional factors are discussed under the caption “Risk Factors” contained in this prospectus, all applicable prospectus supplements or free writing prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. It should be remembered that the price of the shares and any income from them can go down as well as up. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

Risk Factors

An investment in our securities involves significant risks. Before purchasing any securities, you should carefully consider and evaluate all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2016 and any updates to those risk factors in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed thereafter, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. Our business, results of operations or financial condition could be adversely affected by any of these risks or by additional risks and uncertainties not currently known to us or that we currently consider immaterial.

Use of Proceeds

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or free writing prospectus that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby to fund our clinical development programs, including the clinical development programs for KD025 and tesevatinib and for working capital and other general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own.  However,  as of the date of this prospectus, we have no current plans, commitments or agreements with respect to such material acquisitions. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth, for each of the periods presented, our ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated (dollars in thousands). You should read this table in conjunction with the financial statements and notes incorporated by reference in this prospectus.

	Nine months ended	Year ended
	September 30,	December 31,
	2017	2016	2015	2014

Ratio of earnings to fixed charges (1)	N/A	N/A	N/A	N/A
Ratio of earnings to combined fixed charges and preferred stock dividends(1)	N/A	N/A	N/A	N/A

 (1)  For purposes of this ratio, earnings is defined as net loss plus fixed charges. Fixed charges consist of interest expense including an estimate of interest expense within rental expense. Our earnings were insufficient to cover fixed charges in all periods presented, and therefore we are unable to disclose a ratio of earnings to fixed charges for all periods presented.

Earnings were inadequate to cover fixed charges and preferred stock dividends by $62.7 million for the nine months ended September 30, 2017,  $230.1 million for the year ended December 31, 2016,  $147.1 million for the year ended December 31, 2015, and $64.4 million for the year ended December 31, 2014.

Selling Stockholders

The shares of common stock being offered by the selling stockholders are those previously issued to the selling stockholders and those issuable to the selling stockholders upon exercise of the March 2017 warrants, as well as those issuable upon exercise of certain other warrants and conversion of the 5% convertible preferred stock held by selling stockholders who have piggyback registration rights under certain registration rights agreements.  We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the shares of common stock, the warrants and the 5% convertible preferred stock, the selling stockholders have not had any material relationship with us within the past three years, unless otherwise indicated in the footnotes to the table below.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of the common stock held by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the shares of common stock, the warrants and the 5% convertible preferred stock, as of December 22, 2017, assuming exercise of the warrants and conversion of the 5% convertible preferred stock held by the selling stockholders on that date, without regard to any limitation on exercise. The third column lists the shares of common stock being registered in this prospectus by the selling stockholders.

In accordance with the terms of registration rights agreements with the holders of the shares of common stock, the warrants and the 5% convertible preferred stock, this prospectus generally covers the resale of that number of shares of common stock equal to the number of shares of common stock previously issued to the selling stockholders, the shares of common stock issuable upon exercise of the March 2017 warrants and certain other warrants and the shares of common stock issuable upon conversion of the 5% convertible preferred stock, determined as if such warrants were exercised and such 5% convertible preferred stock were converted, as applicable, in full, in each case as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. The fourth column assumes the sale of all of the shares included in this prospectus.

Under the terms of the March 2017 warrants, generally a selling stockholder may not exercise the March 2017 warrants to the extent such exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the March 2017 warrants which have not been exercised. The number of shares in the second column does not reflect this limitation.  The selling stockholders may sell all, some or none of their shares included in this prospectus. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares Owned Prior to Offering	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares Owned After Offering
Third Point Loan LLC(1)	10,002,983	8,000,273	2,002,710
Perceptive Life Sciences Master Fund LTD(2)	4,862,179	4,567,939	294,240
Titan Perc, Ltd.(3)	239,319	190,421	48,898
Sabby Healthcare Master Fund, Ltd.(4)	498,095	238,095	260,000
Sabby Volatility Warrant Master Fund, Ltd.(4)	409,047	119,047	290,000
Alexandria Equities, LLC (5)	1,050,205	416,666	633,539
NexPoint Capital, Inc.(6)	148,116	148,116	—
Highland Long/Short Healthcare Fund (7)	222,402	222,402	—
Empery Asset Master, LTD(8)	53,354	42,992	10,362
Empery Tax Efficient, LP(9)	29,288	22,110	7,178
Empery Tax Efficient II, LP(10)	47,357	34,898	12,459
Intracoastal Capital, LLC(11)	166,665	166,665	—
Perceptive Credit Holdings LP(12)	529,413	529,413	—
San Bernardino County Employees Retirement Association(13)	296,232	278,979	17,253
GT NM, L.P.(14)	142,140	132,010	10,130
GN3 SIP Limited(15)	705,933	505,003	200,930
GoldenTree 2004 Trust(16)	2,925,038	2,817,746	107,292

High Yield and Bank Loan Series Trust(17)	169,850	166,631	3,219
GoldenTree Insurance Fund Series Interests of the SALI Multi-Series Fund, L.P.(18)	6,150	5,828	322
GoldenTree Credit Opportunities, L.P.(19)	81,444	81,444	—

(1)	The address for Third Point Loan LLC is 390 Park Avenue, 14th Floor, New York NY 10022.
(2)

The address for Perceptive Life Sciences Master Fund LTD is 51 Astor Place, 10th floor, New York, NY 10003. Perceptive Advisors LLC serves as the investment manager for the Perceptive Life Sciences Master Fund LTD.

(3)	The address for Titan Perc, Ltd. is 750 Washington Boulevard, 10th Floor, Stamford CT 06901. Perceptive Advisors LLC serves as the investment manager for Titan Perc, Ltd.
(4)

Sabby Management, LLC is the investment manager of Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. and shares voting and investment power with respect to these shares in this capacity. As manager of Sabby Management, LLC, Hal Mintz also shares voting and investment power on behalf of each Selling Stockholder. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities listed except to the extent of their pecuniary interest. The address for Sabby Management, LLC is 10 Mountainview Road, Suite 205, Upper Saddle River, NJ 07458.

(5)	The address for Alexandria Equities, LLC is 385 E. Colorado Blvd., Suite 299, Pasadena, CA 91101.
(6)

NexPoint Advisors, L.P., the investment adviser to NexPoint Capital, Inc., has discretionary authority to vote and dispose of the shares held by NexPoint Capital, Inc. and may be deemed to be the beneficial owner of these shares. Mr. James Dondero, in his capacity as the President and sole member of the general partner of NexPoint Advisors, L.P., may be deemed to be an indirect beneficial owner of shares held by accounts advised by NexPoint Advisors, L.P. Mr. Dondero disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address for NexPoint Capital, Inc. is 300 Crescent Court, Suite 700, Dallas, Texas 75201.

(7)

Highland Capital Management Fund Advisors, L.P., the investment adviser to Highland Long/Short Healthcare Fund, has discretionary authority to vote and dispose of the shares held by Highland Long/Short Healthcare Fund and may be deemed to be the beneficial owner of these shares. Mr. James Dondero, in his capacity as the sole shareholder of the general partner of Highland Capital Management Fund Advisors, L.P., may be deemed to be an indirect beneficial owner of shares held by accounts advised by Highland Capital Management Fund Advisors, L.P. Mr. Dondero disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Mr. Brad Ross, as the President of the general partner of Highland Capital Management Fund Advisors, L.P., may be deemed to be an indirect beneficial owner of shares held by accounts advised by Highland Capital Management Fund Advisors, L.P. Mr. Ross disclaims beneficial ownership of such shares. The address for Highland Long/Short Healthcare Fund is 300 Crescent Court, Suite 700, Dallas, Texas, 75201.

(8)

Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd (“EAM”), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The address for Empery Asset Master, LTD is c/o Empery Asset Management, LP, One Rockefeller Plaza, Suite 1205, New York, NY 10020.

(9)

Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP (“ETE”), has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The address for Empery Tax Efficient, LP is c/o Empery Asset Management, LP, One Rockefeller Plaza, Suite 1205, New York, NY 10020.

(10)

Empery Asset Management LP, the authorized agent of Empery Tax Efficient II, LP (“ETE II”), has discretionary authority to vote and dispose of the shares held by ETE II and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of

Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE II. ETE II, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The address for Empery Tax Efficient II, LP is c/o Empery Asset Management, LP, One Rockefeller Plaza, Suite 1205, New York, NY 10020.

(11)

Michael P. Kopin and Daniel B. Asher, each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act, as amended) of the securities reported herein that are held by Intracoastal. Mr. Asher, who is a manager of Intracoastal, is also a control person of a broker-dealer. As a result of such common control, Intracoastal may be deemed to be an affiliate of a broker-dealer. Intracoastal acquired the ordinary shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the ordinary shares and warrants described herein, Intracoastal did not have any arrangements or understandings with any person to distribute the securities. The address for Intracoastal Capital, LLC is 2211A Lakeside Drive, Bannockburn, IL 60015.

(12)	The address for Perceptive Credit Holdings LP is 51 Astor Place, 10th floor, New York, NY 10003.
(13)

Consists of, (a) shares of common stock held by the San Bernardino County Employees Retirement Association, (b) shares of common stock into which the 5% convertible preferred stock holdings of San Bernardino County Employees Retirement Association can immediately convert and (c)  warrants held by San Bernardino County Employees Retirement Association. GoldenTree Asset Management LP acts as investment manager for the GoldenTree Entities, San Bernardino County Employees Retirement Association, GT NM, L.P., GN3 SIP Limited, GoldenTree 2004 Trust, GoldenTree Insurance Fund Series Interests of the Sali Multi-Series Fund, LP., High Yield and Bank Loan Series Trust (f/k/a Stellar Performer Global Series: Series G—Global Credit), GoldenTree Entrust Master Fund SPC, GoldenTree Master Fund, Ltd. and GoldenTree Credit Opportunities, L.P. GoldenTree Asset Management LLC serves as the general partner for GoldenTree Asset Management LP. Steven A. Tananbaum is the managing member of GoldenTree Asset Management LLC and holds sole voting and dispositive power over the securities indirectly held by such entity. By virtue of the relationships described in this footnote, each entity and person described herein may be deemed to share beneficial ownership of all shares held by each of the other entities described herein. Each entity and individual named herein expressly disclaims any such beneficial ownership, except to the extent of its individual pecuniary interests therein. The address for San Bernardino Country Employees Retirement Association is 300 Park Avenue, 21st Floor, New York, NY 10022.

(14)

Consists of, (a) shares of common stock held by GT NM, L.P., (b) shares of common stock into which the 5% convertible preferred stock holdings of GT NM, L.P. can immediately convert and (c) warrants held by GT NM, L.P. GoldenTree Asset Management LP acts as investment manager for the GoldenTree Entities, San Bernardino County Employees Retirement Association, GT NM, L.P., GN3 SIP Limited, GoldenTree 2004 Trust, GoldenTree Insurance Fund Series Interests of the Sali Multi-Series Fund, LP., High Yield and Bank Loan Series Trust (f/k/a Stellar Performer Global Series: Series G—Global Credit), GoldenTree Entrust Master Fund SPC, GoldenTree Master Fund, Ltd. and GoldenTree Credit Opportunities, L.P. GoldenTree Asset Management LLC serves as the general partner for GoldenTree Asset Management LP. Steven A. Tananbaum is the managing member of GoldenTree Asset Management LLC and holds sole voting and dispositive power over the securities indirectly held by such entity. By virtue of the relationships described in this footnote, each entity and person described herein may be deemed to share beneficial ownership of all shares held by each of the other entities described herein. Each entity and individual named herein expressly disclaims any such beneficial ownership, except to the extent of its individual pecuniary interests therein. The address for GT NM, L.P. is 300 Park Avenue, 21st Floor, New York, NY 10022.

(15)

Consists of, (a) shares of common stock held by GN3 SIP Limited, (b) shares of common stock into which the 5% convertible preferred stock holdings of GN3 SIP Limited can immediately convert and (c)  warrants held by GN3 SIP Limited. GoldenTree Asset Management LP acts as investment manager for the GoldenTree Entities, San Bernardino County Employees Retirement Association, GT NM, L.P., GN3 SIP Limited, GoldenTree 2004 Trust, GoldenTree Insurance Fund Series Interests of the Sali Multi-Series Fund, LP., High Yield and Bank Loan Series Trust (f/k/a Stellar Performer Global Series: Series G—Global Credit), GoldenTree Entrust Master Fund SPC, GoldenTree Master Fund, Ltd. and GoldenTree Credit Opportunities, L.P. GoldenTree Asset Management LLC serves as the general partner for GoldenTree Asset Management LP. Steven A. Tananbaum is the managing member of GoldenTree Asset Management LLC and holds sole voting and dispositive power over the securities indirectly held by such entity. By virtue of the relationships described in this footnote, each entity and person described herein may be deemed to share beneficial ownership of all shares held by each of the other entities described herein. Each entity and individual named herein expressly disclaims any such beneficial ownership, except to the extent of its individual pecuniary interests therein. The address for GN3 SIP Limited is 300 Park Avenue, 21st Floor, New York, NY 10022.

(16)

Consists of, (a) shares of common stock held by GoldenTree 2004 Trust, (b) shares of common stock into which the 5% convertible preferred stock holdings of GoldenTree 2004 Trust can immediately convert, and (c) warrants held by GoldenTree 2004 Trust. GoldenTree Asset Management LP acts as investment manager for the GoldenTree Entities, San Bernardino County Employees Retirement Association, GT NM, L.P., GN3 SIP Limited, GoldenTree 2004 Trust, GoldenTree Insurance Fund Series Interests of the Sali Multi-Series Fund, LP., High Yield and Bank Loan Series Trust (f/k/a Stellar Performer Global Series: Series G—Global Credit), GoldenTree Entrust Master Fund SPC, GoldenTree Master Fund, Ltd. and GoldenTree Credit Opportunities, L.P. GoldenTree Asset Management LLC serves as the general partner for GoldenTree Asset Management LP. Steven A. Tananbaum is the managing member of GoldenTree Asset Management LLC and holds sole voting and dispositive power over the securities indirectly held by such entity. By virtue of the relationships described in this footnote, each entity and person described herein may be deemed to share beneficial ownership of all shares held by each of the other entities described herein. Each entity and individual named herein expressly disclaims any such beneficial ownership, except to the extent of its individual pecuniary interests therein. The address for GoldenTree 2004 Trust is 300 Park Avenue, 21st Floor, New York, NY 10022.

(17)

Consists of, (a) shares of common stock held by High Yield and Bank Loan Series Trust (f/k/a Stellar Performer Global Series: Series G—Global Credit) and (b) shares of common stock into which the 5% convertible preferred stock holdings of Stellar Performer Global Series: Series G—Global Credit can immediately convert. GoldenTree Asset Management LP acts as investment manager for the GoldenTree Entities, San Bernardino County Employees Retirement Association, GT NM, L.P., GN3 SIP Limited, GoldenTree 2004 Trust, GoldenTree Insurance Fund Series Interests of the Sali Multi-Series Fund, LP., High Yield and Bank Loan Series Trust (f/k/a Stellar Performer Global Series: Series G—Global Credit), GoldenTree Entrust Master Fund SPC, GoldenTree Master Fund, Ltd. and GoldenTree Credit Opportunities, L.P. GoldenTree Asset Management LLC serves as the general partner for GoldenTree Asset Management LP. Steven A. Tananbaum is the managing member of GoldenTree Asset Management LLC and holds sole voting and dispositive power over the securities indirectly held by such entity. By virtue of the relationships described in this footnote, each entity and person described herein may be deemed to share beneficial ownership of all shares held by each of the other entities described herein. Each entity and individual named herein expressly disclaims any such beneficial ownership, except to the extent of its individual pecuniary interests therein. The address for Stellar Performer Global Series: Series G—Global Credit is 300 Park Avenue, 21st Floor, New York, NY 10022.

(18)

Consists of (a) shares of common stock held by GoldenTree Insurance Fund Series Interests of the SALI Multi-Series Fund, L.P. and (b) warrants held by GoldenTree Insurance Fund Series Interests of the SALI Multi-Series Fund, L.P.  GoldenTree Asset Management LP acts as investment manager for the GoldenTree Entities, San Bernardino County Employees Retirement Association, GT NM, L.P., GN3 SIP Limited, GoldenTree 2004 Trust, GoldenTree Insurance Fund Series Interests of the SALI Multi-Series Fund, L.P., High Yield and Bank Loan Series Trust (f/k/a Stellar Performer Global Series: Series G—Global Credit), GoldenTree Entrust Master Fund SPC, GoldenTree Master Fund, Ltd. and GoldenTree Credit Opportunities, L.P.  Golden Tree Asset Management LLC serves as the general partner for GoldenTree Asset Management LP.  Steven A. Tananbaum is the managing member of GoldenTree Asset Management LLC and holds sole voting and dispositive power over the securities indirectly held by such entity.  By virtue of the relationships described in this footnote, each entity and person described herein may be deemed to share beneficial ownership of all shares.

(19)

Consists of warrants held by GoldenTree Credit Opportunities, L.P.  GoldenTree Asset Management LP acts as investment manager for the GoldenTree Entities, San Bernardino County Employees Retirement Association, GT NM, L.P., GN3 SIP Limited, GoldenTree 2004 Trust, GoldenTree Insurance Fund Series Interests of the SALI Multi-Series Fund, L.P., High Yield and Bank Loan Series Trust (f/k/a Stellar Performer Global Series: Series G—Global Credit), GoldenTree Entrust Master Fund SPC, GoldenTree Master Fund, Ltd. and GoldenTree Credit Opportunities, L.P.  Golden Tree Asset Management LLC serves as the general partner for GoldenTree Asset Management LP.  Steven A. Tananbaum is the managing member of GoldenTree Asset Management LLC and holds sole voting and dispositive power over the securities indirectly held by such entity.  By virtue of the relationships described in this footnote, each entity and person described herein may be deemed to share beneficial ownership of all shares.

DESCRIPTION OF CAPITAL STOCK

The following summary describes our capital stock and certain provisions of our certificate of incorporation and our bylaws, the registration rights agreements to which we and certain of our stockholders are parties and the General Corporation Law of the State of Delaware. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our certificate of incorporation, bylaws, and registration rights agreements, copies of which are incorporated by reference into the registration statement of which this prospectus is a part.

General

We are a Delaware corporation. We completed transactions on July 26, 2016 pursuant to which we converted into a Delaware corporation and changed our name from Kadmon Holdings, LLC to Kadmon Holdings, Inc. Our authorized share capital consists of 200,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 preferred shares, par value $0.001 per share.

The following descriptions are summaries of important terms contained in our Certificate of Incorporation and Bylaws (our “Certificate of Incorporation” and “Bylaws”, respectively). Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, the Certificate of Incorporation and Bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and relevant portions of the Delaware General Corporation Law (“DGCL”).

Common Stock

General.  As of September 30, 2017,  there were 74,121,521 shares of common stock issued and outstanding. All outstanding shares of common stock are validly issued, fully paid and non-assessable.

Voting rights.  The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights. Unless otherwise required by law, matters submitted to a vote of our stockholders require the approval of a majority of votes cast by stockholders represented in person or by proxy and entitled to vote on such matter, except that directors will be elected by a plurality of votes cast. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors are able to elect all of the directors standing for election, if they so choose.

Dividend rights.  Holders of shares of common stock are entitled to receive ratably dividends if, as and when dividends are declared from time to time by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any then outstanding preferred stock.

Liquidation.  Upon our liquidation, dissolution or winding up, the holders of shares of common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to any liquidation preference granted to holders of any outstanding preferred stock.

Rights and Preferences.    Holders of shares of common stock have no preemptive or conversion rights or other subscription rights, and no redemption or sinking fund provisions are applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Fully Paid and Nonassessable.    All outstanding shares of common stock are, and the shares of common stock to be issued in this offering will be, fully paid and nonassessable.

Preferred Stock

No shares of preferred stock are outstanding other than shares of our 5% convertible preferred stock, as described below under “5% Convertible Preferred Stock.” Our certificate of incorporation authorizes our board of directors, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, redemption rights,  terms of sinking funds, liquidation preferences, the number of shares constituting any class or series and the designation of the class or series.  Terms selected by our board of directors in the future could decrease the amount of earnings and assets available for distribution to holders of shares of common stock or adversely affect the rights and powers, including voting rights, of the holders of shares of common stock without any further vote or action by the stockholders. As a result, the rights of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of the 5% convertible preferred stock and any other preferred stock that may be issued by us in the future, which could have the effect of decreasing the market price of our common stock.

5% Convertible Preferred Stock

        As of September 30, 2017, we have issued 30,000 shares of convertible preferred stock, designated as the 5% convertible preferred stock pursuant to the certificate of designations filed by us with the Secretary of State of the State of Delaware, with an aggregate original purchase price and initial liquidation preference of $30.0 million. Each share of convertible preferred stock was issued for an amount equal to $1,000 per share, which we refer to as the original purchase price.

        The following description is a summary of the material provisions of the 5% convertible preferred stock and the certificate of designations and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the convertible preferred stock and certificate of designations, including the definitions of certain terms used in the certificate of designations. We urge you to read this document because it, and not this description, defines the rights of a holder of the 5% convertible preferred stock. A copy of the form of certificate of designations that we filed with the Secretary of State of the State of Delaware on July 26, 2016 has been incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

No Mandatory Redemption Date or Sinking Fund

        The shares of 5% convertible preferred stock do not have a mandatory redemption date and are not subject to any sinking fund. The shares of convertible preferred stock will remain outstanding indefinitely unless we are required to redeem them under the circumstances described below in “Redemption” or we otherwise repurchase them or they are converted into shares of our common stock as described below under “Conversion Rights.”

Dividends

        The shares of 5% convertible preferred stock are entitled to receive dividends, when and as declared by our board of directors and to the extent of funds legally available for the payment of dividends, at an annual rate of 5% of the sum of the original purchase price per share of 5% convertible preferred stock plus any dividend arrearages. Dividends on the convertible preferred stock shall, at our option, either be paid in cash or added to the stated liquidation preference amount for purposes of calculating dividends at the 5% annual rate (until such time as we declare and pay the missed dividend in full and in cash, at which time that dividend will no longer be part of the stated liquidation preference amount). Dividends shall be payable annually on June 30 of each year and shall be cumulative from the most recent dividend payment date on which dividend has been paid or, if no dividend has ever been paid, from the original date of issuance of the 5% convertible preferred stock and shall accumulate from day to day whether or not declared until paid.

        The shares of 5% convertible preferred stock are also entitled to participate in all dividends declared and paid on shares of company common stock on an “as if” converted basis.

Liquidation Preference

In the event of:

(A)  a liquidation, dissolution or winding up of our company, whether voluntary or involuntary;

(B)  certain changes of control;

(C)  a sale or transfer of all, or substantially all, of our consolidated assets other than to a wholly-owned subsidiary of ours;

(D)  any other event of discharge, retirement or cancellation of the 5% convertible preferred stock, in each case in this clause (D), that is not described in the foregoing clauses (A), (B), or (C) or a redemption pursuant to the certificate of designations;

(E)  our company or one of our significant subsidiaries becoming the subject of certain bankruptcy events;

(F)  a material breach of our obligations under the exchange agreement that is not cured within 15 days after we receive notice from a holder of the 5% convertible preferred stock; or

(G)  upon our failure to make any payment of principal, interest, or other amount due and payable of any of our or our subsidiaries’ indebtedness after giving effect to any applicable cure period,

the holders of the 5% convertible preferred stock shall be entitled to receive for each share of 5% convertible preferred stock an amount equal to the greater of (i) (A) (I) the original purchase price per share of 5% convertible preferred stock plus dividend arrearages thereon in cash plus (II) any dividends accrued and unpaid thereon from the last dividend payment date to the date of the final distribution to such holder plus (B) solely in connection with an event specified in clauses (A), (D), (E), (F) or (G) above, a premium equal to 20.2% of the amount described in clause (i)(A) of this sentence at such time or (ii) an amount per share of 5% convertible preferred stock equal to the amount which would have been payable or distributable had each share of 5% convertible preferred stock been converted into shares of our common stock immediately before the event occurred under clause (A), (B), (C) or (D) above.

        Subject to the rights of the holders of any parity shares, upon any of the events specified in clauses (A) through (D) above, after payment shall have been made in full to the holders of the convertible preferred stock and any parity securities, any other series or class or classes of junior securities shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the convertible preferred stock and any parity securities as such shall not be entitled to share in that payment or distribution.

        In the event that the event giving rise to the determination of the amount that holders of 5% convertible preferred stock shall be entitled to receive as their liquidation preference is a failure by us to make any payment of principal, interest, or other amount due and payable of any of our or our subsidiaries' indebtedness after giving effect to any applicable cure period, that event shall be deemed never to have occurred if, subsequent to the expiration of the cure period, (i) that failure to make payment is cured in full, (ii) all other obligations to pay principal, interest or other amounts due and payable of any of our or our subsidiaries' indebtedness have been paid at that time, and (iii) no bankruptcy event has occurred.

Ranking

        The 5% convertible preferred stock ranks, with respect to rights to the payment of dividends and the distribution of assets in the event of any of the events specified in clauses (A) through (D) under “—Liquidation Preference” above,

(1)    senior to all common stock and to all other equity securities of our company other than equity securities referred to in clauses (2) and (3) of this sentence (“junior securities”);

(2)    to the extent authorized under the certificate of designations, on a parity with all equity securities of our company the terms of which specifically provide that such equity securities rank on a parity with the 5% convertible preferred stock (“parity securities”); and

(3)    to the extent authorized under the certificate of designations, junior to all equity securities of our company the terms of which specifically provide that such equity securities rank senior to the 5% convertible preferred stock (“senior securities”).

        See “Voting Rights—Matters Requiring Approval of Holders of 5% Convertible Preferred Stock” for a description of the types of issuances of equity securities and other securities of our company requiring approval of holders of a majority of shares of 5% convertible preferred stock then outstanding, voting together as a class.

Redemption

If:

(A)	we or one of our significant subsidiaries becomes the subject of certain bankruptcy events;
(B)	a material breach of our obligations under the exchange agreement occurs that is not cured within 15 days after we receive notice from a holder of the 5% convertible preferred stock; or
(C)	we fail to make any payment of principal, interest, or other amount due and payable of any of our or our subsidiaries’ indebtedness after giving effect to any applicable cure period,

each holder of 5% convertible preferred stock shall have the right to cause us to redeem all or part of the shares of 5% convertible preferred stock held by such holder for a redemption price per share equal to (i) the original purchase price plus any dividend arrearages plus any dividends accrued and unpaid thereon from the last dividend payment date to, but excluding, the redemption date plus (ii) a premium equal to 20.2% of the amount described in clause (i) of this sentence at such time.

        We are required to mail notice of any redemption event to the holders of 5% convertible preferred stock not later than one business day after we acquire knowledge of that event. That notice must state, among other things, (1) the redemption price and the date of redemption, which shall be no sooner than 30 days and no later than 90 days from the date the notice is mailed and (2) any holder of 5% convertible preferred stock electing to have its shares redeemed shall be required to surrender its shares, with a properly completed redemption request, to us before the close of business on the fifth business day before the redemption date. If we fail to give notice of the redemption event within the time period specified above, then any holder of 5% convertible preferred stock may deliver that notice to us and the other holders, in which case the redemption date shall occur on the 45th day after the date of the notice and any holder electing to have any of its shares of 5% convertible preferred stock redeemed shall be required to surrender its shares, with a properly completed redemption request, to us before the close of business on the fifth business day preceding that redemption date.

        Until the holders of the 5% convertible preferred stock who have delivered a notice to us requesting redemption have been paid the redemption price specified in the previous paragraph in full, no payment will be made to any holder of parity securities or junior securities.

        Notwithstanding anything to the contrary, in the event that the event giving rise to the above redemption right is a failure by us to make any payment of principal, interest or other amount due and payable of any of our indebtedness after giving effect to any applicable cure period, that event shall be deemed never to have occurred and any request for redemption delivered by a holder of 5% convertible preferred stock in respect of that event shall be deemed automatically rescinded if, subsequent to the expiration of the cure period, (i) our failure to make payment is cured in full, (ii) all other obligations to pay principal, interest or other amounts due and payable of any of our or our subsidiaries’ indebtedness have been paid at such time and (iii) no bankruptcy event has occurred.

Conversion Rights

Conversion at the option of the holder.  The holders of shares of 5% convertible preferred stock will, at any time, be entitled to convert some or all of their 5% convertible preferred stock into the number of shares of our common stock obtained by dividing the aggregate original purchase price of the shares to be converted plus any dividend arrearages plus any dividends accrued and unpaid from the last dividend payment date to but excluding the conversion date by an amount equal to 80% of the initial public offering price per share in the IPO, which amount we refer to as the conversion price. The conversion price will be adjustable upon the occurrence of certain events and transactions to prevent dilution as described under “Adjustments to Conversion Price to Prevent Dilution.” Any shares of our common stock issued upon conversion of the shares of 5% convertible preferred stock shall be validly issued, fully paid and non-assessable. Cash shall be paid in lieu of fractional shares.

Conversion at our option.  At any time following the first anniversary of the issuance of the 5% convertible preferred stock, provided that (A) the volume-weighted average price of our common stock for the 30 consecutive trading days immediately preceding the date we elect for conversion is in excess of 150% of the initial public offering price per share in this offering (as adjusted for the events described below under “Adjustments to Conversion Price to Prevent Dilution” and dividends paid in shares of our common stock) and (B) we have in place an effective resale shelf registration statement permitting the resale of all of the shares of common stock issuable upon conversion of the 5% convertible preferred stock, we have the right to require the conversion of any number of shares of 5% convertible preferred stock then outstanding into the number of shares of our common stock obtained by dividing the aggregate original purchase price of the shares to be converted plus any dividend arrearages plus any dividends accrued and unpaid from the last dividend payment date to but excluding the conversion date by the then applicable conversion price.

Adjustments to Conversion Price to Prevent Dilution

The 5% convertible preferred stock is subject to provisions that protect the holders against dilution by adjustment of the conversion price and/or number of shares of common stock issuable upon conversion in certain events such as a subdivision, combination or reclassification of our outstanding common stock.

Voting Rights—Matters Requiring Approval of Holders of Convertible Preferred Stock

        Holders of the 5% convertible preferred stock shall be entitled to vote on any and all matters on which holders of the company common stock are entitled to vote on an “as if” converted basis. Additionally, so long as any 5% convertible preferred stock remains outstanding, without the affirmative approval of the holders of at least a majority of the shares of 5% convertible preferred stock then outstanding, we shall not, directly or indirectly (including through merger or consolidation with any other corporation), and shall not permit any of our subsidiaries to:

(1)    authorize or approve the issuance of any senior securities, 5% convertible preferred stock, or parity securities (or, in each case, any security convertible into, or convertible or exchangeable therefor or linked thereto) or authorize or create or increase the authorized amount of any senior securities, 5% convertible preferred stock or parity securities (or, in each case, any security convertible into, or convertible or exchangeable therefor or linked thereto);

(2)    authorize or approve the purchase or redemption of any parity securities or junior securities;

(3)    amend, alter or repeal any of the provisions of the certificate of designations, our certificate of incorporation or our by-laws in a manner that would adversely affect the powers, designations, preferences and rights of the 5% convertible preferred stock;

(4)    contract, create, incur, assume or suffer to exist any indebtedness or guarantee any such indebtedness with an aggregate value of more than $5,000,000 (subject to certain exceptions); or

(5)    agree to take any of the foregoing actions.

        The certificate of designations governing the 5% convertible preferred stock also provides that no amendment or waiver of any provision of the certificate of designations or our charter or Bylaws shall, without the prior written consent of all holders of the 5% convertible preferred stock who are known to us to hold, together with their affiliates, more than 5% of the 5% convertible preferred stock then outstanding, (i) reduce any amounts payable or that may become payable to holders of the 5% convertible preferred stock, (ii) postpone the payment date of any amount payable to holders of the 5% convertible preferred stock or waive or excuse any payment, (iii) modify or waive the conversion rights of the 5% convertible preferred stock in a manner that would adversely affect any holder of the 5% convertible preferred stock, or (iv) change any of the voting-related provisions or any other provision of the certificate of designations specifying the number or percentage of holders of the 5% convertible preferred stock which are required to waive, amend or modify any rights under the certificate of designations or make any determination or grant any consent under that document.

Registration Rights

The holders of the 5% convertible preferred stock were granted registration rights, subject to customary cutbacks, blackout periods and other exceptions, for all shares of our common stock issued or issuable upon conversion of the 5% convertible preferred stock, including (a) two demand registrations at any time after the expiration of 180 days from the closing of the IPO, (b) unlimited piggyback rights and (c) the right to require filing of a resale S-3 registration statement (once we become eligible to file on such form) and maintenance of its effectiveness on an “evergreen” basis until such time as there are no longer any registrable securities.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be our direct general obligations. The debt securities will be either senior debt securities or subordinated debt securities and may be secured or unsecured and may be convertible into other securities, including our common stock. The debt securities will be issued under one or more separate indentures between our company and a financial institution that will act as trustee. Senior debt securities will be issued under a senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Each of the senior indenture and the subordinated indenture is referred to individually as an indenture and collectively as the indentures. Each of the senior debt trustee and the subordinated debt trustee is referred to individually as a trustee and collectively as the trustees. The material terms of any indenture will be set forth in the applicable prospectus supplement.

We have summarized certain terms and provisions of the indentures. The summary is not complete. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. The senior indenture and subordinated indenture are substantially identical, except for the provisions relating to subordination.

Neither indenture will limit the amount of debt securities that we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The applicable prospectus supplement will describe the terms of any debt securities being offered.  These terms will include some or all of the following:

•	classification as senior or subordinated debt securities;
•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;
•

if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the designation, aggregate principal amount and authorized denominations;
•	the date or dates on which the principal of the debt securities may be payable;
•	the rate or rates (which may be fixed or variable) per annum at which the debt securities shall bear interest, if any;
•

the date or dates from which such interest shall accrue, on which such interest shall be payable, and on which a record shall be taken for the determination of holders of the debt securities to whom interest is payable;

•	the place or places where the principal and interest shall be payable;
•

our right, if any, to redeem the debt securities, in whole or in part, at our option and the period or periods within which, the price or prices at which and any terms and conditions upon which such debt securities may be so redeemed, pursuant to any sinking fund or otherwise;

•

our obligation, if any, of the Company to redeem, purchase or repay any debt securities pursuant to any mandatory redemption, sinking fund or other provisions or at the option of a holder of the debt securities;

•	if other than denominations of $2,000 and any higher integral multiple of $1,000, the denominations in which the debt securities will be issuable;
•	if other than the currency of the United States, the currency or currencies, in which payment of the principal and interest shall be payable;
•	whether the debt securities will be issued in the form of global securities;
•	provisions, if any, for the defeasance of the debt securities;
•	any U.S. federal income tax consequences; and
•	other specific terms, including any deletions from, modifications of or additions to the events of default or covenants described below or in the applicable indenture.

Senior Debt

We may issue under the senior indenture the debt securities that will constitute part of our senior debt. These senior debt securities will rank equally and pari passu with all our other unsecured and unsubordinated debt.

Subordinated Debt

We may issue under the subordinated indenture the debt securities that will constitute part of our subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated indenture, to all our “senior indebtedness.” “Senior indebtedness” is defined in the subordinated indenture and generally includes obligations of, or guaranteed by, us for borrowed money, or as evidenced by bonds, debentures, notes or other similar instruments, or in respect of letters of credit or other similar instruments, or to pay the deferred purchase price of property or services, or as a lessee under capital leases, or as secured by a lien on any asset of ours. “Senior indebtedness” does not include the subordinated debt securities or any other obligations specifically designated as being subordinate in right of payment to, or pari passu with, the subordinated debt securities. In general, the holders of all senior indebtedness are first entitled to receive payment in full of such senior indebtedness before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. These events include:

•

any insolvency or bankruptcy proceedings, or any receivership, dissolution, winding up, total or partial liquidation, reorganization or other similar proceedings in respect of us or a substantial part of our property, whether voluntary or involuntary;

•

(i) a default having occurred with respect to the payment of principal or interest on or other monetary amounts due and payable with respect to any senior indebtedness or (ii) an event of default (other than a default described in clause (i)) having occurred with respect to any senior indebtedness that permits the holder or holders of such senior indebtedness to accelerate the maturity of such senior indebtedness. Such a default or event of default must have continued beyond the period of grace, if any, provided in respect of such default or event of default, and such a default or event of default shall not have been cured or waived or shall not have ceased to exist; and

•

the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default pursuant to the subordinated indenture. This declaration must not have been rescinded and annulled as provided in the subordinated indenture.

Authentication and Delivery

We will deliver the debt securities to the trustee for authentication, and the trustee will authenticate and deliver the debt securities upon our written order.

Events of Default

When we use the term “Event of Default” in the indentures with respect to the debt securities, of any series, set forth below are some examples of what we mean:

(1)	default in the payment of the principal on the debt securities when it becomes due and payable at maturity or otherwise;
(2)	default in the payment of interest on the debt securities when it becomes due and payable, and such default continues for a period of 30 days;
(3)

default in the performance, or breach, of any covenant in the indentures (other than defaults specified in clauses (1) or (2) above) and the default or breach continues for a period of 90 consecutive days or more after written notice to us by the trustee or to us and the trustee by the holders of 25% or more in aggregate principal amount of the outstanding debt securities of all series affected thereby;

(4)	the occurrence of certain events of bankruptcy, insolvency, or similar proceedings with respect to us or any substantial part of our property; and/or
(5)	any other Events of Default that may be set forth in the applicable prospectus supplement.

If an Event of Default (other than an Event of Default specified in clause (4) above) with respect to the debt securities of any series then outstanding occurs and is continuing, then either the trustee or the holders of not less than 25% in principal amount of the securities of all such series then outstanding in respect of which an Event of Default has occurred may, by notice in writing to us, declare the entire principal amount of all debt securities of the affected series, and accrued interest, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

If an Event of Default described in clause (4) above occurs and is continuing, then the principal amount of all the debt securities then outstanding and accrued interest shall be and become due immediately and payable without any declaration, notice or other action by any holder of the debt securities or the trustee.

The trustee will, within 90 days after the occurrence of any default actually known to it, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal or interest when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

Satisfaction, Discharge and Defeasance

We may discharge our obligations under each indenture, except as to:

•	the rights of registration of transfer and exchange of debt securities, and our right of optional redemption, if any;
•	substitution of mutilated, defaced, destroyed, lost or stolen debt securities;
•	the rights of holders of the debt securities to receive payments of principal and interest;
•	the rights, obligations and immunities of the trustee; and
•	the rights of the holders of the debt securities as beneficiaries with respect to the property deposited with the trustee payable to them (as described below);

when:

•	either:
•	all debt securities of any series issued that have been authenticated and delivered have been delivered by us to the trustee for cancellation; or
•

all debt securities of any series issued that have not been delivered by us to the trustee for cancellation have become due and payable or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and we have irrevocably deposited or caused to be deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all debt securities of such series not delivered to the trustee for cancellation, including principal and interest due or to become due on or prior to such date of maturity or redemption;

•	we have paid or caused to be paid all other sums then due and payable under such indenture; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent under such indenture relating to the satisfaction and discharge of such indenture have been complied with.

In addition, unless the applicable prospectus supplement and supplemental indenture otherwise provide, we may elect either (i) to have our obligations under each indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”) or (ii) to be released from our obligations under each indenture with respect to certain covenants applicable to the outstanding debt securities of any series (“covenant defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under such indenture and covenant defeasance means that we will no longer be required to comply with the obligations with respect to such covenants (and an omission to comply with such obligations will not constitute a default or event of default).

In order to exercise legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•

we must irrevocably have deposited or caused to be deposited with the trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

•	money in an amount;
•	U.S. government obligations; or
•	a combination of money and U.S. government obligations,

in each case sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants, to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal and interest at due date or maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, the redemption date;

•

in the case of a legal defeasance, we have delivered to the trustee an opinion of counsel stating that, (A) we have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this prospectus, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the beneficial owners of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to the same federal income tax as would be the case if the defeasance did not occur;

•

in the case of a covenant defeasance, we have delivered to the trustee an opinion of counsel stating that, under then applicable U.S. federal income tax law, the beneficial owners of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to the same federal income tax as would be the case if the defeasance did not occur;

•	no default relating to bankruptcy or insolvency and, in the case of a covenant defeasance, no other default has occurred and is continuing at any time;
•

if at such time the debt securities of such series are listed on a national securities exchange, we have delivered to the trustee an opinion of counsel to the effect that the debt securities of such series will not be delisted as a result of such defeasance; and

•	we have delivered to the trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance have been complied with.

We are required to furnish to each trustee an annual statement as to compliance with all conditions and covenants under the indenture

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•

the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•

the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;
•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;
•	the terms of any rights to redeem or call the warrants;
•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•	United States federal income tax consequences applicable to the warrants; and
•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

 Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;
•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; and/or
•	exercise any rights as stockholders of Kadmon Holdings, Inc.

 Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium, if any, or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•

debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; and/or
•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under the applicable indenture.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;
•	identification and description of the separate constituent securities comprising the units;
•	the price or prices at which the units will be issued;
•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	a discussion of certain United States federal income tax considerations applicable to the units; and
•	any other terms of the units and their constituent securities.

FORM OF SECURITIES

Each debt security, warrant, and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants, or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities, warrants, and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, guaranteed trust preferred securities or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Kadmon, the trustees, the warrant agents, the unit agents or any other agent of Kadmon, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Anti-takeover Effects of Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law

The provisions of the DGCL and our Certificate of Incorporation and Bylaws could have the effect of discouraging others from attempting an unsolicited offer to acquire our company. Such provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Election and removal of directors.  Our directors are elected until the expiration of the term for which they are elected and until their respective successors are elected. Our directors may be removed only by the affirmative vote of at least a majority of the holders of our then outstanding common stock. For more information on the terms of our directors, see the section entitled “Management—Board of Managers and Committees” in our Registration Statement on Form S-1/A dated as of July 26, 2016. This system of electing and removing directors generally makes it more difficult for stockholders to replace a majority of our directors.

Authorized but unissued shares.  The authorized but unissued shares of our common stock and our preferred stock are available for future issuance without any further vote or action by our stockholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and our preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, changes in our management, tender offer, merger or otherwise.

Stockholder action; advance notification of stockholder nominations and proposals.  Our Certificate of Incorporation and Bylaws require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent in writing. Our Certificate of Incorporation and Bylaws also require that special meetings of stockholders be called only by our board of directors, the Chairman of our Board or our Chief Executive Officer. In addition, our Bylaws provide that candidates for director may be nominated and other business brought before an annual meeting only by the board of directors or by a stockholder who gives written notice to us no later than 90 days prior to nor earlier than 120 days prior to the first anniversary of the last annual meeting of stockholders. These provisions may have the effect of deterring unsolicited offers to acquire our company or delaying changes in our management, which could depress the market price of our common stock.

Delaware anti-takeover law.  Our Certificate of Incorporation provides that Section 203 of the DGCL, an anti-takeover law, applies to us. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the “business combination” or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own, 15.0% or more of a corporation’s voting stock.

Limitation of Liability and Indemnification

Our Certificate of Incorporation provides that no director will be personally liable for monetary damages for breach of any fiduciary duty as a director, except with respect to liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;
•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	under Section 174 of the DGCL (governing distributions to stockholders); or
•	for any transaction from which the director derived any improper personal benefit.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The modification or repeal of this provision of our certificate of incorporation will not adversely affect any right or protection of a director existing at the time of such modification or repeal.

Our Bylaws also provide that we will, to the fullest extent permitted by law, indemnify our directors and officers against all liabilities and expenses in any suit or proceeding or arising out of their status as an officer or director or their activities in these capacities. We also indemnify any person who, at our request, is or was serving as a director, officer, employee, agent or trustee of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise. We may, by action of our board of directors, provide indemnification to our employees and agents within the same scope and effect as the foregoing indemnification of directors and officers.

Exclusive Forum

Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (1) derivative action or proceeding brought on behalf of our company, (2) action asserting a claim of breach of a fiduciary duty owed by any director or officer of our company to our company or our company’s stockholders, (3) action asserting a claim against our company arising pursuant to any provision of the DGCL or our Certificate of Incorporation or our Bylaws or (4) action asserting a claim against our company governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of our company shall be deemed to have notice of and consented to the forum provisions in our amended and restated Certificate of Incorporation. However, the enforceability of similar forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be unenforceable.

Listing

Our common stock is listed under the symbol “KDMN” on the New York Stock Exchange.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Plan of Distribution

We or the selling stockholders may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We or the selling stockholders may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We or the selling stockholders may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

We or the selling stockholders may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of the New York Stock Exchange or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale.

Such at-the-market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, if any;
•	the purchase price of the securities and the proceeds we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We or the selling stockholders may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We or the selling stockholders may use underwriters with whom we or the selling stockholders, as applicable, have a material relationship. We or the selling stockholders will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We or the selling stockholders may sell securities directly or through agents we designate from time to time. We or the selling stockholders will name any agent involved in the offering and sale of securities, and we or the selling stockholders will describe any commissions we or the selling stockholders will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our or the selling stockholders’ agent will act on a best-efforts basis for the period of its appointment.

We or the selling stockholders may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us or the selling stockholders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We or the selling stockholders will describe the conditions to these contracts and the commissions we or the selling stockholders must pay for solicitation of these contracts in the prospectus supplement.

We or the selling stockholders may provide agents and underwriters with indemnification against civil liabilities related to offerings pursuant to this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than common shares, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the New York Stock Exchange may engage in passive market making transactions in the securities on the New York Stock Exchange in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Legal matters

Unless otherwise indicated in the applicable prospectus supplement, the validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

Experts

The consolidated financial statements of Kadmon Holdings, Inc. as of December 31, 2016 and 2015 and for each of the three years in the period ended December 31, 2016 incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

Where You Can Find More Information

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.  You may read and copy this information at the Public Reference Room of the U.S. Securities and Exchange Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference rooms by calling the U.S. Securities and Exchange Commission at 1-800-SEC-0330. The U.S. Securities and Exchange Commission also maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the U.S. Securities and Exchange Commission. The address of that site is www.sec.gov.

We are subject to the full informational requirements of the Securities Exchange Act of 1934, as amended. We will fulfill our obligations with respect to such requirements by filing periodic reports and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. We also maintain an Internet site at www.kadmon.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statements of which it forms a part.

Information Incorporated by Reference

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 22, 2017;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 15, 2017;
•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed with the SEC on August 3, 2017;
•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, filed with the SEC on November 9, 2017;

•

the information specifically incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2016 from our definitive proxy statement on Schedule 14A, filed with the SEC on May 10, 2017;

•

our Current Reports on Form 8-K filed with the SEC on January 6, 2017, January 18, 2017, January 20, 2017, February 17, 2017, March 8, 2017 (except Item 7.01), as amended, April 3, 2017, April 4, 2017, June 14, 2017, June 23, 2017, June 29, 2017, July 11, 2017, July 25, 2017, August 14, 2017, September 25, 2017 (except Item 7.01), September 28, 2017, October 6, 2017, November 13 ,2017, December 11, 2017  (first report filed on such day only) and December 26, 2017; and

•

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on July 21, 2016, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

Any statement made in this prospectus or in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s Internet site at www.sec.gov. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus. You should direct requests for those documents to the Corporate Secretary, Kadmon Holdings, Inc., 450 East 29th Street, New York, NY 10016 (telephone: (212) 308-6000). Our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q may also be found on the Investor Relations portion of our website at investors.kadmon.com. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus or the registration statements of which it forms a part.

$150,000,000

Kadmon Holdings, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Units

and

18,686,678 Shares of Common Stock Offered by the Selling Stockholders

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 29, 2017

PROSPECTUS

Up to $40,000,000

Common Stock

        We have entered into a Controlled Equity OfferingSM sales agreement with Cantor Fitzgerald & Co., or Cantor Fitzgerald, relating to shares of our common stock offered by this prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $40,000,000 from time to time through Cantor Fitzgerald, acting as agent.

        Our common stock is listed on The New York Stock Exchange under the symbol “KDMN.” On December 22, 2017, the last reported sale price of our common stock on The New York Stock Exchange was $3.56 per share.

        Sales of our common stock, if any, under this prospectus may be made in sales deemed to be an "at the market offering" as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Cantor Fitzgerald will act as sales agent on a best efforts basis and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Cantor Fitzgerald and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

        Cantor Fitzgerald will be entitled to compensation at a fixed commission rate of 3.0% of the gross sales price per share sold. In connection with the sale of our common stock on our behalf, Cantor Fitzgerald will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor Fitzgerald will be deemed to be underwriting commissions or discounts.

        Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page S-6 of this prospectus and in the documents incorporated by reference into this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        ,     .

S-i

ABOUT THIS PROSPECTUS

Except where the context otherwise requires or where otherwise indicated, the terms “Kadmon,” “we,” “us,” “our,” “our company” and “our business” refer, prior to the corporate conversion on July 26, 2016 pursuant to which Kadmon Holdings, Inc. succeeded to the business of Kadmon Holdings, LLC and its consolidated subsidiaries, and the unitholders of Kadmon Holdings, LLC became stockholders of Kadmon Holdings, Inc. (the “Corporate Conversion”), to Kadmon Holdings, LLC, and after the Corporate Conversion, to Kadmon Holdings, Inc., formed under the laws of Delaware on July 26, 2016.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under the shelf registration process, we may offer shares of our common stock having an aggregate offering price of up to $40,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering.

        We provide information to you about this offering of shares of our common stock in two separate documents that are bound together: (1) this at-the-market sales agreement prospectus, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this at-the-market sales agreement prospectus is inconsistent with the accompanying base prospectus, you should rely on this prospectus. However, if any statement in one of these documents is inconsistent with a statement in a document having a later date incorporated by reference in this prospectus, the statement in the document incorporated by reference modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

        You should rely only on the information contained in, or incorporated by reference into, this prospectus, the base prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and Cantor Fitzgerald has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Cantor is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, the base prospectus, the documents incorporated by reference into this prospectus and the base prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the base prospectus, the documents incorporated by reference into this prospectus and the base prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find More Information" and "Incorporation by Reference.”

        We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

S-ii

PROSPECTUS SUMMARY

This summary highlights the more detailed information contained elsewhere or incorporated by reference in this prospectus, and does not contain all of the information that you should consider before deciding to invest in our securities. You should carefully read this prospectus, the corresponding base prospectus and any free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus and any free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Company Overview

We are a fully integrated biopharmaceutical company engaged in the discovery, development and commercialization of small molecules and biologics to address disease areas of significant unmet medical need. We are developing product candidates within autoimmune and fibrotic diseases, oncology and genetic diseases. We identify and develop our novel product candidates internally, by leveraging our research and clinical development team members, who prior to joining Kadmon brought more than 15 drugs to market and our small molecule and biologics platforms as well as by in-licensing products and product candidates. By retaining global commercial rights to our lead product candidates, we believe that we have the ability to progress these candidates ourselves while maintaining flexibility for commercial and licensing arrangements.

Our principal executive offices are located at 450 East 29th Street, New York, New York 10016, and our telephone number is (212) 308-6000. Our website address is www.kadmon.com. We make available on or through our website certain reports and amendments to those reports that we file with, or furnish to, the SEC in accordance with the Securities Exchange Act of 1934, as amended, or the Exchange Act. These include our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. We make this information available on or through our website free of charge as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The information on, or that can be accessed through, our website is not incorporated by reference into this Form S-3 Registration Statement or any other filings we make with the SEC.

Our operations to date have been focused on developing first‑in‑class innovative therapies for indications with significant unmet medical needs while leveraging our commercial infrastructure. We have never been profitable and had an accumulated deficit of $218.7 million at September 30, 2017.  Our net losses were $61.6 million and $187.4 million for the nine months ended September 30, 2017 and 2016, respectively, and $21.7 million and $117.2 million for the three months ended September 30, 2017 and 2016, respectively. Although our commercial business generates revenue, we expect to incur significant losses for the foreseeable future, and we expect these losses to increase as we continue our development of, and seek regulatory approvals for, our additional product candidates, hire additional personnel and initiate commercialization of approved products. We anticipate that our expenses will increase substantially if, or as, we:

•	invest significantly to further develop our most advanced product candidates, including KD025 and tesevatinib;
•	initiate additional clinical trials and preclinical studies for our other product candidates;
•	seek regulatory approval for our product candidates that successfully complete clinical trials;
•	continue to invest in our ROCK inhibitors and other research platforms;
•	seek to identify additional product candidates;
•	scale up our sales, marketing and distribution infrastructure and product sourcing capabilities;
•	acquire or in‑license other product candidates and technologies;
•	scale up our operational, financial and management information systems and personnel, including personnel to support our product development;
•	make milestone or other payments under any in‑license agreements;
•	maintain, expand and protect our intellectual property portfolio; or
•	operate as a public company.

On July 26, 2016, prior to the closing of our IPO, we completed a corporate conversion transaction whereby we converted from a Delaware limited liability company into a Delaware corporation and changed our name to Kadmon

Holdings, Inc., which we refer to herein as the “Corporate Conversion.” As required by the Second Amended and Restated Limited Liability Company Agreement of Kadmon Holdings, LLC, the Corporate Conversion was approved by our then board of managers. In connection with the Corporate Conversion, holders of our outstanding units received one share of common stock for every 6.5 membership units held immediately prior to the Corporate Conversion, and options and warrants to purchase units became options and warrants to purchase one share of common stock for each unit underlying such options or warrants immediately prior to the Corporate Conversion, at the same aggregate exercise price in effect prior to the Corporate Conversion.

Recent Sales of Common Stock and Warrants

On March 13, 2017, we raised approximately $23.0 million in gross proceeds from the issuance of 6,767,855 shares of our common stock, at a price of $3.36 per share, and warrants to purchase 2,707,138 million shares of our common stock at an initial exercise price of $4.50 per share with a term of 13 months from the date of issuance (the “March 2017 warrants”).

In September 2017, we raised $80.4 million in gross proceeds ($75.5 million net of $4.9 million in underwriting fees, commissions and financial advisory fees) from the issuance of 26,775,000 shares of common stock and warrants to purchase 10,710,000 shares of common stock at an initial exercise price of $3.35 per share for a term of 5 years from the date of issuance at a combined price of $3.001 per share and accompanying warrant.

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $40,000,000.
Common stock outstanding after this offering

Up to 85,357,476 shares, assuming sales at a price of $3.56 per share, which was the closing price of our common stock on The New York Stock Exchange on December 22, 2017. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through our sales agent, Cantor Fitzgerald. See “Plan of Distribution” on page S-10.
Use of Proceeds

We intend to use the net proceeds from this offering for preclinical and clinical development of our lead product candidates, discovery, research and preclinical studies of our other product candidates, and other general corporate purposes. See “Use of Proceeds” on page S-7.

Risk Factors

Your investment in shares of our common stock involves substantial risks. You should consider the matters referred to under the heading “Risk Factors” in this prospectus, including the risk factors incorporated by reference herein and therein from our filings with the SEC.

The New York Stock Exchange symbol	KDMN

The number of shares of common stock shown above to be outstanding after this offering is based on 74,121,521 shares outstanding as of September 30, 2017 excluding:

•

6,067,447 shares of common stock issuable upon exercise of stock options outstanding as of September 30, 2017 at a weighted-average exercise price of $8.35 per share pursuant to awards under our 2016 Equity Incentive Plan;

•

12,945,590 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2017 at a weighted-average exercise price of $6.02 per share (not including 1,800,000 shares of common stock issuable upon the exercise of warrants that were issued in October 2017);

•	3,310,843 shares of common stock issuable upon conversion of our 5% convertible preferred stock as of September 30, 2017;
•	2,455,699 shares of common stock available for future issuance under our 2016 Equity Incentive Plan as of September 30, 2017;
•	1,801,180 shares of common stock available for future issuance under our 2016 Employee Stock Purchase Plan as of September 30, 2017; and
•

9,750 equity appreciation rights units (“EARs”) issued under our 2014 Long-Term Incentive Plan (“2014 LTIP”), as amended, as of September 30, 2017 which is payable at our option in 3,605,665 shares of common stock.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward looking statements. All statements other than statements of historical facts contained in this prospectus may be forward looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding future capital expenditures and debt service obligations, are forward looking statements. In some cases, you can identify forward looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions.

Forward looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward looking statements. We believe that these factors include, but are not limited to, the following:

•	the initiation, timing, progress and results of our preclinical studies and clinical trials, and our research and development programs;
•	our ability to advance product candidates into, and successfully complete, clinical trials;
•	our reliance on the success of our product candidates;
•	the timing or likelihood of regulatory filings and approvals;
•	our ability to expand our sales and marketing capabilities;
•	the commercialization of our product candidates, if approved;
•	the pricing and reimbursement of our product candidates, if approved;
•	the implementation of our business model, strategic plans for our business, product candidates and technology;
•	the scope of protection that we are able to establish and maintain for intellectual property rights covering our product candidates and technology;
•	our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties;
•	costs associated with defending, if any, intellectual property infringement, product liability and other claims;
•	regulatory developments in the United States, Europe and other jurisdictions;
•	estimates of our expenses, future revenues, capital requirements and our needs for additional financing;
•	the potential benefits of strategic collaboration agreements and our ability to enter into strategic arrangements;
•	our ability to maintain and establish collaborations or obtain additional grant funding;
•	the rate and degree of market acceptance, if any, of our product candidates;
•	developments relating to our competitors and our industry, including competing therapies;
•	our ability to effectively manage our anticipated growth;
•	our ability to attract and retain qualified employees and key personnel;
•	our ability to achieve cost savings and benefits from our efforts to streamline our operations and to not harm our business with such efforts;
•	our expectations regarding the period during which we qualify as an emerging growth company under the Jumpstart Our Business Startups Act (JOBS Act);
•	statements regarding future revenue, hiring plans, expenses, capital expenditures, capital requirements and share performance;
•	litigation, including costs associated with prosecuting or defending pending or threatened claims and any adverse outcomes or settlements not covered by insurance;
•	our expected use of cash and cash equivalents and other sources of liquidity;
•	our ability to amend or refinance the 2015 Credit Agreement due June 17, 2018;
•	the future trading price of the shares of our common stock and impact of securities analysts’ reports on these prices; and/or
•	other risks and uncertainties, including those listed under the caption “Risk Factors.”

The forward looking statements in this prospectus are only predictions, and we may not actually achieve the plans, intentions or expectations included in our forward looking statements. We have based these forward looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Because forward looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward looking statements as predictions of future events. The events and circumstances reflected in our forward looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward looking statements.

Additional factors are discussed under the caption “Risk Factors” contained in this prospectus, the corresponding base prospectus and any free writing prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. It should be remembered that the price of the shares and any income from them can go down as well as up. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

RISK FACTORS

        An investment in our securities involves significant risks. Before purchasing any of our common stock, you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2016 and any updates to those risk factors in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed thereafter incorporated by reference herein. Our business, results of operations or financial condition could be adversely affected by any of these risks or by additional risks and uncertainties not currently known to us or that we currently consider immaterial. See “Forward-Looking Statements.”

Additional Risks Relating to this Offering and Our Common Stock

        We may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

        We currently intend to use the net proceeds of this offering, if any, for preclinical and clinical development of our lead product candidates, discovery, research and preclinical studies of our other product candidates and other general corporate purposes. This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development efforts, the status of and results from clinical trials, as well as any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. Because the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock. See “Use of Proceeds.”

        If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.

        The public offering price of our common stock is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock in this offering, you will pay a price per share that substantially exceeds our net tangible book value per share after this offering. Assuming the sale of $40,000,000 of our common stock in this offering, based on the assumed public offering price of $3.56 per share, which was the last reported sale price of our common stock on The New York Stock Exchange on December 22, 2017, and net tangible book value per share of our common stock of $1.9 million as of September 30, 2017, if you purchase shares in this offering, you will suffer immediate and substantial dilution of $3.09 per share in the net tangible book value of common stock purchased. To the extent shares are issued under outstanding options, warrants or 5% convertible preferred stock, you will incur further dilution. See “Dilution” for a more detailed description of the dilution to new investors in the offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may at any time, including during the pendency of this offering, offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

USE OF PROCEEDS

If we receive all $40,000,000 of gross proceeds from the sale of the shares of our common stock under this prospectus, we anticipate that the net proceeds we will receive from this offering will be approximately $38.5 million, after deducting the estimated commissions and estimated offering expenses payable by us. The amount of the proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with Cantor as a source of financing.

        We currently estimate that we will use the net proceeds from this offering as follows:

•	for preclinical and clinical development of our lead product candidates and discovery, research and preclinical studies of our other product candidates; and
•	for other general corporate purposes.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development efforts, the status of and results from clinical trials, as well as any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

        Pending our use of the net proceeds from this offering described above, we intend to invest the net proceeds in short-term, interest bearing, investment-grade securities.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the amount per share paid by purchasers and the as adjusted net tangible book value per share of our common stock after this offering.

Our historical net tangible book value as of September 30, 2017 was $1.9 million, or $0.02 per share of our common stock. Historical net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by 74,121,521 shares of our common stock then outstanding.

After giving effect to the assumed sale of 11,235,955 shares of common stock by us in this offering at the assumed public offering price of $3.56 per share, which was the last reported sale price of our common stock on The New York Stock Exchange on December 22, 2017, less the estimated commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2017 would have been $39.1 million, or $0.47 per share. This represents an immediate increase in as adjusted net tangible book value per share of $0.45 per share to existing stockholders and immediate dilution of $3.09 per share in as adjusted net tangible book value per share to new investors purchasing common stock in this offering.

Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors. The following table illustrates this dilution on a per share basis.

Assumed initial public offering price per share	$		$3.56
Historical net tangible book value per share as of September 30, 2017		0.02
Increase in net tangible book value per share attributable to new investors participating in this offering		0.45
Pro forma as adjusted net tangible book value per share after this offering			0.47
Dilution per share to new investors participating in this offering			$3.09

To the extent that outstanding options or warrants are exercised or our convertible preferred stock is converted into common stock, you will experience further dilution. In addition, we may choose to offer securities in other offerings due to market conditions or strategic considerations. To the extent that we raise additional capital through the sale of common stock or securities exercisable or convertible into common stock, the issuance of such securities may result in further dilution of our stockholders.

The number of shares of common stock shown above to be outstanding after this offering is based on 74,121,521 shares outstanding as of September 30, 2017 excluding:

•

6,067,447 shares of common stock issuable upon exercise of stock options outstanding as of September 30, 2017 at a weighted-average exercise price of $8.35 per share pursuant to awards under our 2016 Equity Incentive Plan;

•

12,945,590 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2017 at a weighted-average exercise price of $6.02 per share (not including 1,800,000 shares of common stock issuable upon the exercise of warrants that were issued in October 2017);

•	3,310,843 shares of common stock issuable upon conversion of our 5% convertible preferred stock as of September 30, 2017;
•	2,455,699 shares of common stock available for future issuance under our 2016 Equity Incentive Plan as of September 30, 2017;
•	1,801,180 shares of common stock available for future issuance under our 2016 Employee Stock Purchase Plan as of September 30, 2017; and
•

9,750 equity appreciation rights units (“EARs”) issued under our 2014 Long-Term Incentive Plan (“2014 LTIP”), as amended, as of September 30, 2017 which is payable at our option in 3,605,665 shares of common stock.

PLAN OF DISTRIBUTION

        We have entered into a Controlled Equity OfferingSM sales agreement with Cantor Fitzgerald under which we may issue and sell shares of our common stock having an aggregate gross sales price of up to $40,000,000 from time to time through Cantor Fitzgerald acting as agent. The sales agreement has been filed as an exhibit to our registration statement on Form S-3 of which this prospectus forms a part.

        Upon delivery of a placement notice and subject to the terms and conditions of the sales agreement, Cantor Fitzgerald may sell our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct Cantor Fitzgerald not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Cantor Fitzgerald may suspend the offering of common stock upon notice and subject to other conditions.

        We will pay Cantor Fitzgerald commissions, in cash, for its services in acting as agent in the sale of our common stock. Cantor Fitzgerald will be entitled to compensation at a fixed commission rate of 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Cantor Fitzgerald for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $50,000. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Cantor Fitzgerald under the terms of the sales agreement, will be approximately $300,000.

        Settlement for sales of common stock will generally occur on the third business day following the date on which any sales are made (or such earlier day as is industry practice for regular-way trading), or on some other date that is agreed upon by us and Cantor Fitzgerald in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor Fitzgerald may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

        Cantor Fitzgerald will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the common stock shares under the terms and subject to the conditions set forth in the sales agreement. In connection with the sale of the common stock on our behalf, Cantor Fitzgerald will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor Fitzgerald will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor Fitzgerald against certain civil liabilities, including liabilities under the Securities Act.

        The offering of our common stock pursuant to the sales agreement will terminate upon the earlier of (1) the sale of all shares of our common stock subject to the sales agreement having an aggregate offering price of $40,000,000,  (unless the parties agree to extend the sales agreement) or (2) termination of the sales agreement as permitted therein. We and Cantor Fitzgerald may each terminate the sales agreement at any time upon ten days' prior notice.

        Cantor Fitzgerald and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Cantor Fitzgerald will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

        This prospectus in electronic format may be made available on a website maintained by Cantor Fitzgerald and Cantor Fitzgerald may distribute this prospectus and the accompanying base prospectus electronically.

Legal matters

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Cantor Fitzgerald & Co. is being represented in connection with this offering by Cooley LLP, New York, New York.

Experts

The consolidated financial statements of Kadmon Holdings, Inc. as of December 31, 2016 and 2015 and for each of the three years in the period ended December 31, 2016 incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

Where You Can Find More Information

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.  You may read and copy this information at the Public Reference Room of the U.S. Securities and Exchange Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference rooms by calling the U.S. Securities and Exchange Commission at 1-800-SEC-0330. The U.S. Securities and Exchange Commission also maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the U.S. Securities and Exchange Commission. The address of that site is www.sec.gov.

We are subject to the full informational requirements of the Securities Exchange Act of 1934, as amended. We will fulfill our obligations with respect to such requirements by filing periodic reports and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. We also maintain an Internet site at www.kadmon.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statements of which it forms a part.

Information Incorporated by Reference

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 22, 2017;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 15, 2017;
•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed with the SEC on August 3, 2017;
•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, filed with the SEC on November 9, 2017;
•

the information specifically incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2016 from our definitive proxy statement on Schedule 14A, filed with the SEC on May 10, 2017;

•

our Current Reports on Form 8-K filed with the SEC on January 6, 2017, January 18, 2017, January 20, 2017, February 17, 2017, March 8, 2017 (except Item 7.01), as amended, April 3, 2017, April 4, 2017, June 14, 2017, June 23, 2017, June 29, 2017, July 11, 2017, July 25, 2017, August 14, 2017, September 25, 2017(except Item 7.01), September 28, 2017, October 6, 2017, November 13 ,2017, December 11, 2017  (first report filed on such day only) and December 26, 2017; and

•

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on July 21, 2016, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

Any statement made in this prospectus or in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s Internet site at www.sec.gov. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus. You should direct requests for those documents to the Corporate Secretary, Kadmon Holdings, Inc., 450 East 29th Street, New York, NY 10016 (telephone: (212) 308-6000). Our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q may also be found on the Investor Relations portion of our website at investors.kadmon.com. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus or the registration statements of which it forms a part.

Up to $40,000,000

Common Stock

PROSPECTUS

                        ,

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the U.S. Securities and Exchange Commission registration fee and the FINRA filing fee.

Amount

U.S. Securities and Exchange Commission registration fee	$14,804
FINRA filing fees	*
Accountants’ fees and expenses	*
Legal fees and expenses	*
NYSE supplemental listing fee	*
Blue Sky, qualification fees and expenses	*
Total fees and expenses	$14,804

* These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Section 102 of the DGCL permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our Certificate of Incorporation provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our Certificate of Incorporation and Bylaws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL. We indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an Indemnitee), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our Certificate of Incorporation and Bylaws provide that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right  of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into separate indemnification agreements with each of our directors and certain officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our Certificate of Incorporation and Bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for the reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our Certificate of Incorporation and Bylaws.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act against certain liabilities.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17. Undertakings

(a)The undersigned Registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however,  that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

 (5)         That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

 (f) The undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 29th day of December, 2017.

Kadmon Holdings, Inc.
By:	/s/ HARLAN W. WAKSAL
Name: Harlan W. Waksal
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Harlan W. Waksal and Mr. Konstantin Poukalov, and each of them, his true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Harlan W. Waksal	President and Chief Executive Officer	December 29, 2017
Harlan W. Waksal	(Principal Executive Officer)
/s/ Konstantin Poukalov	Executive Vice President and Chief Financial Officer	December 29, 2017
Konstantin Poukalov	(Principal Financial Officer)
/s/ Charles Darder	Controller	December 29, 2017
Charles Darder	(Principal Accounting Officer)
/s/ Bart M. Schwartz	Director	December 29, 2017
Bart M. Schwartz
/s/ Eugene Bauer	Director	December 29, 2017
Eugene Bauer
/s/ D. Dixon Boardman	Director	December 29, 2017
D. Dixon Boardman
/s/ Steven Meehan	Director	December 29, 2017
Steven Meehan
/s/ Alexandria Forbes	Director	December 29, 2017
Alexandria Forbes
/s/ Tasos Konidaris	Director	December 29, 2017
Tasos Konidaris
/s/ Thomas E. Shenk	Director	December 29, 2017
Thomas E. Shenk
/s/ Susan Wiviott	Director	December 29, 2017
Susan Wiviott

Exhibit Index

Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement.
1.2

Controlled Equity OfferingSM Sales Agreement, dated August 4, 2017 by and between Kadmon Holdings, Inc. and Cantor & Fitzgerald & Co. (incorporated herein by reference to Exhibit 1.2 to the Registrant’s Registration Statement on Form S-3 (File No. 333-219712), filed with the SEC on August 4, 2017).

3.1

Certificate of Incorporation of Kadmon Holdings, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37841), filed with the SEC on August 1, 2016).

3.2

Certificate of Designations of Kadmon Holdings, Inc. creating the 5% Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K (File No. 001-37841), filed with the SEC on August 1, 2016).

3.3	Bylaws of Kadmon Holdings, Inc. (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-37841), filed with the SEC on August 1, 2016).
4.1

Form of Kadmon Holdings, Inc.’s Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-211949), filed with the SEC on July 14, 2016).

4.2

Form of Warrant to Purchase Common Stock issued to investors in Kadmon Holdings, Inc.’s March 8, 2017 financing (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K Amendment No. 2 (File No. 001-37841), filed with the SEC on March 9, 2017).

4.3

Registration Rights Agreement dated August 1, 2016 by and between Kadmon Holdings, Inc. and the lenders under the Third Amended and Restated Convertible Credit Agreement (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37841), filed with the SEC on August 1, 2016).

4.4

Registration Rights Agreement, dated March 8, 2017, by and among Kadmon Holdings, Inc. and the investors referenced therein (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K Amendment No. 2 (File No. 001-37841), filed with the SEC on March 9, 2017).

4.5

Registration Rights Agreement dated July 7, 2016 by and among Kadmon Holdings, LLC and Kadmon I, LLC on behalf of itself and each other member of Kadmon Holdings, LLC (incorporated herein by reference to Exhibit 10.51 to the Registrant’s Registration Statement on S-1/A (File No. 333-211949), filed with the SEC on July 14, 2016).

4.6

Registration Rights Agreement dated June 8, 2016 by and among Kadmon Holdings, LLC and the lenders under the Third Amended and Restated Convertible Credit Agreement (incorporated herein by reference to Exhibit 10.52 to the Registrant’s Registration Statement on Form S-1 (File No. 333-211949), filed with the SEC on June 10, 2016).

4.7

Registration Rights Agreement dated August 28, 2015 by and among Kadmon Holdings, LLC and the holders of the second-lien convertible paid-in-kind notes. (incorporated herein by reference to Exhibit 10.53 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-211949), filed with the SEC on July 7, 2016).

4.8	Form of Senior Indenture (incorporated herein by reference to Exhibit 4.8 to the Registrant’s Registration Statement on Form S-3 (File No. 333-219712), filed with the SEC on August 4, 2017).
4.9	Form of Subordinated Indenture (incorporated herein by reference to Exhibit 4.9 to the Registrant’s Registration Statement on Form S-3 (File No. 333-219712), filed with the SEC on August 4, 2017).
4.10*	Form of Note.
4.11*	Form of Warrant Agreement.
4.12*	Form of Purchase Contract.
4.13*	Form of Unit Agreement.
5.1	Opinion of Davis, Polk & Wardwell LLP relating to the base prospectus (filed herewith).
5.2	Opinion of Davis, Polk & Wardwell LLP relating to the sales agreement prospectus (filed herewith).
12.1	Statement Regarding the Computation of Ratios (filed herewith).
23.1	Consent of independent registered public accounting firm (filed herewith).
23.2	Consent of Davis, Polk & Wardwell LLP (included in Exhibit 5.1).
23.3	Consent of Davis, Polk & Wardwell LLP (included in Exhibit 5.2).
24.1	Power of Attorney (included on signature page).
25.1**	Statement of Eligibility of Trustee Under Senior Indenture.
25.2**	Statement of Eligibility of Trustee Under Subordinated Indenture.
*	To be filed, if necessary, by amendment or by a Current Report on Form 8-K.
**	To be filed, if necessary, by amendment or by a Current Report on Form 8-K pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.